                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)    January  22, 1998
                                                 -----------------------------

                        Total Renal Care Holdings, Inc.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



Delaware                       1-4034                      51-0354549
-------------------------------------------------------------------------------
(State or other               (Commission                 (I.R.S. Employer
jurisdiction                   File Number)               Identification No.)
of incorporation)



 21250 Hawthorne Boulevard, Suite 800, Torrance, California    90503-5517
-------------------------------------------------------------------------------
            (Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code      (310) 792-2600
                                                   ----------------------------

                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBIT.

      (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                                                                                     PAGE
                                                                                     ----

          Financial Statements of South Brooklyn Nephrology Center, Inc.             F-1


      (b) PRO FORMA FINANCIAL INFORMATION.

          Unaudited Pro Forma Financial Statements                                   F-11


      (c)  EXHIBITS.


             23.1  Consent of Maier Markey & Menashi LLP.

------------
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 TOTAL RENAL CARE HOLDINGS, INC.
                                          (Registrant)


Dated: January 21, 1998          By:/s/ John E. King
                                    -----------------------------
                                    John E. King
                                    Vice President and Chief Financial Officer

                           SOUTH BROOKLYN NEPHROLOGY

                                 CENTER, INC.

                          December 31, 1996 and 1995

                         INDEPENDENT AUDITOR'S REPORT




To the Stockholders
South Brooklyn Nephrology Center, Inc.
Brooklyn, New York


We have audited the accompanying balance sheets of South Brooklyn Nephrology Center, Inc. (a Subchapter S Corporation) as of December 31, 1996 and 1995 and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of South Brooklyn Nephrology Center, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



Maier Markey & Menashi LLP

March 14, 1997
Larchmont, New York

                    SOUTH BROOKLYN NEPHROLOGY CENTER, INC.
                                BALANCE SHEETS


                                                      December 31,
                                                      ------------            September 30,
                                                  1996            1995            1997
                                              -----------     -----------     -------------
                                                                               (unaudited)
                ASSETS
                ------
Current assets:
  Cash                                        $         -     $         -     $    76,895
  Accounts receivable, less allowance
   for doubtful accounts of $67,824 in
   1996 and $65,692 in 1995                     1,095,738       1,065,052       1,443,510
  Medical and pharmacy supplies                   100,180          95,189         114,239
  Prepaid expenses                                 69,312         108,291         113,150
  Deferred income taxes                             2,959           1,744           2,959
  Other receivables                               476,200         416,815               -
                                               ----------     -----------     -----------
     Total current assets                       1,744,389       1,687,091       1,750,753

Property, plant and equipment                     469,822         646,952         349,727
Deposits                                            4,895           4,895           4,895
                                              -----------     -----------     -----------
                                              $ 2,219,106     $ 2,338,938     $ 2,105,375
                                              ===========     ===========     ===========

        LIABILITIES AND STOCKHOLDERS' EQUITY
        ------------------------------------
Current liabilities:
  Cash overdraft                              $    37,944     $    85,965     $         -
  Accounts payable                                883,652         945,735         876,849
  Loans payable to stockholders                   100,500         110,500         100,500
  Accrued expenses and other current
   liabilities                                    293,559         241,449         272,895
                                              -----------     -----------     -----------
     Total current liabilities                  1,315,655       1,383,649       1,250,244
                                              -----------     -----------     -----------

Deferred income taxes payable - noncurrent              -           3,871               -

Commitments                                             -               -               -

Stockholders' equity:
  Common stock, no par value, 200 shares
   authorized, issued and outstanding              40,216          40,216          40,216
  Retained earnings                               863,235         911,202         814,915
                                              -----------     -----------     -----------
     Total stockholders' equity                   903,451         951,418         855,131
                                              -----------     -----------     -----------
                                              $ 2,219,106     $ 2,338,938     $ 2,105,375
                                              ===========     ===========     ===========

       The accompanying notes are an integral part of these statements.

                    SOUTH BROOKLYN NEPHROLOGY CENTER, INC.
                           STATEMENTS OF OPERATIONS

                                                                                    Nine Months Ended
                                                 Year Ended December 31,              September 30,
                                               --------------------------      --------------------------
                                                  1996             1995           1996            1997
                                               ----------       ----------     ----------      ----------
                                                                               (unaudited)     (unaudited)
Revenue:
  Net patient service revenue                  $6,932,486       $6,661,552     $4,898,888      $5,699,331
  Interest revenue                                      -                -              -           3,220
                                               ----------       ----------     ----------     -----------
     Total revenue                              6,932,486        6,661,552      4,898,888       5,702,551
                                               ----------       ----------     ----------     -----------
Operating expenses:
  Staff salaries and contract labor             2,035,555        1,799,952      1,477,437       1,645,512
  Officers' salaries                              479,000          674,900        104,000         180,000
  Employee benefits and payroll taxes             457,345          347,042        317,434         339,407
  Purchased diagnostic services                    78,372           41,164         56,172          20,000
  Medical and pharmacy supplies                 2,686,615        2,423,640      1,973,605       2,194,654
  Lab and pharmacy fees                            13,096           10,773          9,974           6,446
  Equipment repairs and maintenance               128,247           84,480         97,347          88,653
  Rent, real estate and commercial rent tax       191,714          223,182        147,868         181,322
  Depreciation and amortization                   233,621          223,275        175,722         167,400
  Interest expense                                    485           23,035            485               -
  Bad debt expense                                 60,000           60,000         45,000          45,000
  Health facility assessment fees                  40,958           39,538         28,972          31,560
  Accounting and legal fees                        54,946           43,211         51,599          28,195
  Insurance                                        43,439           39,075         32,312          33,136
  Utilities                                        64,870           51,913         49,980          46,438
  Communications                                   35,811           29,724         25,571          30,883
  Advertising                                      28,228           10,158         25,556          15,213
  Office supplies                                  14,031           11,988          9,868          11,228
  Repairs and maintenance                          94,102           33,729         66,736          60,033
  Rubbish removal                                  44,861           49,389         34,168          31,170
  Travel and entertainment                          4,350            4,293            465               -
  Patient transportation                          135,498           26,325         97,161          77,898
  Delivery and postage                             16,561           29,493         13,283           7,854
  Contributions                                     2,050            2,300          2,050               -
  Patient insurance                                 4,759            1,146              -               -
  Miscellaneous expense                            23,400            7,481         21,099          22,929
                                               ----------       ----------     ----------     -----------
     Total operating expenses                   6,971,914        6,291,206      4,863,864       5,264,931
                                               ----------       ----------     ----------     -----------
Net income (loss) before income taxes             (39,428)         370,346         35,024         437,620
Provision for income taxes                          8,539           36,565          8,000          54,800
                                               ----------       ----------     ----------      ----------
Net income (loss)                              $  (47,967)      $  333,781     $   27,024      $  382,820
                                               ==========       ==========     ==========      ==========

            The accompanying notes are an integral part of these statements.

                    SOUTH BROOKLYN NEPHROLOGY CENTER, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995



                               Common
                               Stock          Retained
                              (No Par)        Earnings          Total
                              --------        --------          -----
Balance, December 31, 1994    $ 40,216        $ 577,421       $ 617,637

Net income                           -          333,781         333,781
                              --------        ---------       ---------
Balance, December 31, 1995      40,216          911,202         951,418

Net loss                             -          (47,967)        (47,967)
                              --------        ---------       ---------
Balance, December 31, 1996    $ 40,216        $ 863,235       $ 903,451
                              ========        =========       =========

       The accompanying notes are an integral part of these statements.

                                           SOUTH BROOKLYN NEPHROLOGY CENTER, INC.
                                                  STATEMENTS OF CASH FLOWS


                                                          Year Ended                     Nine months ended
                                                         December 31,               September 30,   September 30,
                                                        1996      1995                 1996            1997
                                                       -----      ----                 ----            ----
                                                                                    (unaudited)     (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                     $(47,967)  $  333,781          $  27,024       $ 382,820
Adjustments to reconcile net income (loss)
 to net cash provided by operating activities:
 Depreciation and amortization                         233,621      223,275            175,722         167,400
 Deferred income taxes                                  (5,086)      14,140               -               -
 (Increase) decrease in:
   Accounts receivable                                 (30,686)     (60,307)           (11,150)       (347,772)
   Medical and pharmacy supplies                        (4,991)      (5,299)           (49,484)        (14,059)
   Prepaid expenses                                     38,979         (751)            17,802         (43,838)
   Other receivables                                   (59,385)     (76,587)            (6,185)         45,060
 Increase (decrease) in:
   Accounts payable                                    (62,083)     117,718            (15,964)         (6,803)
   Accrued expenses and other current liabilities       52,110     (192,475)            69,226         (20,664)
                                                      --------    ---------           --------        --------
   Net cash provided by operating activities           114,512      353,495            206,991         162,144
                                                      --------    ---------           --------        --------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property, plant and equipment            (56,491)    (101,399)           (54,092)        (47,305)
                                                      --------    ---------           --------        --------
   Net cash used by investing activities               (56,491)    (101,399)           (54,092)        (47,305)
                                                      --------    ---------           --------        --------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Payment of stockholder loans payable                  (10,000)        -               (10,000)           -
                                                      --------    ---------           --------        --------
   Net cash used by financing activities               (10,000)        -               (10,000)           -
                                                      --------    ---------           --------        --------

Net increase in cash                                    48,021      252,096            142,899         114,839

Cash overdraft at beginning of period                  (85,965)    (338,061)           (85,965)        (37,944)
                                                      --------    ---------           --------        --------
Cash overdraft at end of period                       $(37,944)   $ (85,965)          $ 56,934        $ 76,895
                                                      ========    =========           ========        ========

Supplemental cash flow disclosures:
  Cash paid during the period for:
     Interest                                         $    485    $  23,304
                                                      ========    =========
     Income taxes                                     $ 21,975    $  23,190
                                                      ========    =========

                               The accompanying notes are an integral part of these statements.

                    SOUTH BROOKLYN NEPHROLOGY CENTER, INC.
                         NOTES TO FINANCIAL STATEMENTS


Note 1 - Summary of significant accounting policies
---------------------------------------------------

The Company
-----------
South Brooklyn Nephrology Center, Inc. (the "Company") provides end stage renal disease dialysis services. The Company was incorporated in 1981.

Subchapter S
------------
The Company has elected for federal and state purposes to have its taxable net income or loss reported by its stockholders. Therefore, the provision and liability for income taxes is for the New York City general corporation tax and the New York State surcharge tax on Subchapter S corporations.

Net patient service revenue
---------------------------
Patient service revenue is reported at the estimated net realizable amounts from patients, third-party payers, and others for services rendered.

Current and prior years' payments under third-party payer agreements are subject to audit and retroactive adjustment based on industry wide and Company specific data. Provisions for estimated third-party payer rate adjustments are provided in the period the related services are rendered. Differences between the estimated amounts accrued and interim and final settlements are reported in operations in the year of settlement.

Reclassifications
-----------------
Certain accounts in the prior year-financial statements have been reclassified for comparative purposes to conform with the presentation in the current year financial statements.

Cash equivalents
----------------
For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Medical and pharmacy supplies
-----------------------------
Medical and pharmacy supplies are stated at the lower of cost (generally determined on a first-in, first-out basis) or market.

Depreciation
------------
The cost of property, plant, and equipment is depreciated over the estimated useful lives of the related assets pursuant to declining balance and straight-line methods for financial reporting purposes.

                    SOUTH BROOKLYN NEPHROLOGY CENTER, INC.
                         NOTES TO FINANCIAL STATEMENTS

Note 1 -- Summary of significant accounting policies (continued)
----------------------------------------------------------------

Depreciation (continued)
------------------------
Expenditures for maintenance and repairs are charged to expense and renewals and betterments are capitalized. Upon sale or retirement the cost of the asset and the related accumulated depreciation are removed from the accounts, and the remaining gain or loss is included in the results of operations.

Use of estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimated.

Unaudited financial statements
------------------------------
The information presented as of September 30, 1997, and for the nine months ended September 30, 1997 and 1996, has not been audited. In the opinion of management, the unaudited balance sheet and the unaudited statements of income and cash flows include all adjustments, consisting solely of normal recurring adjustments, necessary to present fairly the Company's balance sheet as of September 30, 1997, and the Company's results of operations and cash flows for the nine months ended September 30, 1997 and 1996. The interim results of operations are not necessarily indicative of results which may occur for the full year.

Note 2 - Concentrations of credit risk
--------------------------------------
The Company has significant concentrations of receivables for patient care from government related programs and Empire Blue Cross/Blue Shield.

Note 3 - Property, plant & equipment
------------------------------------
Following is a summary of property, plant, and equipment - at cost, less accumulated depreciation and amortization:

                                                1996          1995
                                                ----          ----
    Leasehold improvements                  $  268,542    $  261,584
    Equipment                                1,292,829     1,245,945
    Furniture and fixtures                     105,945       103,296
                                            ----------    ----------
                                             1,667,316     1,610,825
    Less: accumulated depreciation
      and amortization                      (1,197,494)     (963,873)
                                            ----------    ----------
                                            $  469,822    $  646,952
                                            ==========    ==========

The property, plant, and equipment has been pledged as collateral to guarantee a loan to the Company's stockholders (see Note 4).

                    SOUTH BROOKLYN NEPHROLOGY CENTER, INC.
                         NOTES TO FINANCIAL STATEMENTS



Note 4 - Loans payable to stockholders
--------------------------------------
The Company pledged its property, plant and equipment as collateral for guarantees on a revolving operating loan made by IBJ Schroder Bank & Trust Company to the stockholders of the Company. The proceeds of the operating loan were advanced by the stockholders to the Company for its capital investment and working capital needs. The operating loan was repaid in 1996.

Following is a summary of the loans payable to stockholders:


                                                                                1996                  1995
                                                                                ----                  ----
Revolving operating loan payable to stockholders
on demand with interest payable monthly at the
rate of prime plus 1.5% secured by property,
plant & equipment (see Note 3)                                               $       -             $  10,000

Short-term loan payable to stockholders                                        100,500               100,500
                                                                             ---------             ---------
                                                                             $ 100,500             $ 110,500
                                                                             =========             =========

Note 5 - Income taxes
---------------------
Deferred taxes are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. The principal causes of the differences result from using the allowance method of accounting for doubtful accounts for financial statement purposes and the direct write-off method for income tax purposes and from the use of different depreciation methods for financial reporting and for income tax purposes.

The components of income tax expense are:

                                                                                  1996                  1995
                                                                                  ----                  ----
Current                                                                      $  13,625             $  22,425
Deferred                                                                        (5,086)               14,140
                                                                             ---------             ---------
                                                                             $   8,539             $  36,565
                                                                             =========             =========

                    SOUTH BROOKLYN NEPHROLOGY CENTER, INC.
                         NOTES TO FINANCIAL STATEMENTS


Note 6-Commitments:
-------------------
The Company rents its operating facility under the terms of a lease expiring June 30, 2001. Minimum future payments under the remaining lease terms as of December 31, 1996 are:

                           1997                    $   221,246
                           1998                        233,520
                           1999                        242,861
                           2000                        252,575
                           2001                        132,186
                                                   -----------
                                                   $ 1,082,388
                                                   ===========

In addition, the lease requires the Company to pay as additional rent a portion of real estate tax escalation over the base year amount, which was approximately $37,000 in 1996 and $39,000 in 1995.

The amount charged to operations for rent expense was $154,700 in 1996 and $179,000 in 1995.

Note 7 - Subsequent events
--------------------------
In 1997 the Company obtained a two year $250,000 revolving line of credit from First Union National Bank. The revolving line of credit bears interest at a variable rate equal to the bank's prime rate, is secured by a blanket lien on all assets of the Company, and is personally guaranteed by the Company's stockholders.

                        TOTAL RENAL CARE HOLDINGS, INC.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION


     The Unaudited Pro Forma Combined Balance Sheet of Total Renal Care Holdings, Inc. as of September 30, 1997 gives effect to the acquisition by the Company of the following businesses as if such businesses were acquired on September 30, 1997: Dialysis Care of North Carolina, which was acquired on November 1, 1997 (the "North Carolina Facilities"); the Renal Dialysis Business of The Rogosin Institute Inc., which was acquired on December 2, 1997 (the "Rogosin Facilities"); South Brooklyn Nephrology Center, Inc., which is expected to be acquired during the first quarter of 1998 (the "South Brooklyn Facilities"); and certain other individually insignificant acquisitions consummated during the period from October 1, 1997 through January 22, 1998, and individually insignificant acquisitions which were probable as of January 22, 1998.

     The Unaudited Pro Forma Combined Statement of Income for the nine months ended September 30, 1997 gives effect to the acquisition by the Company of the following businesses as if such businesses were acquired on January 1, 1997: New West Dialysis Clinics, Inc., which was acquired on April 1, 1997 (the "New West Facilities"); Michigan Kidney Centers, which was acquired on May 1, 1997 (the "Michigan Facilities"); the North Carolina Facilities; the Rogosin Facilities; the South Brooklyn Facilities; and other individually insignificant acquisitions consummated during the period January 1, 1997 through January 22, 1998, and individually insignificant acquisitions which were probable as of January 22, 1998.

     The Unaudited Pro Forma Combined Statement of Income for the nine months ended September 30, 1996 gives effect to the acquisition by the Company of the following businesses as if such businesses were acquired on January 1, 1996: the Nephrology Services Business of Caremark International Inc., which was acquired on March 15, 1996 (the "Caremark Facilities"); Upstate Dialysis, Inc., which was acquired on March 15, 1996, and Greer Kidney Center, Inc., which was acquired on November 1, 1996 (the "South Carolina Facilities"); the New West Facilities; the Michigan Facilities; the North Carolina Facilities; the Rogosin Facilities; the South Brooklyn Facilities; and other individually insignificant acquisitions consummated during the period January 1, 1997 through January 22, 1998, and individually insignificant acquisitions which were probable as of January 22, 1998. The Unaudited Pro Forma Combined Statement of Income for the nine months ended September 30, 1996 also gives effect to the retirement of all outstanding Senior Subordinated Discount Notes in July and September 1996 (the "Debt Retirement") as if it occurred on January 1, 1996.

     The Unaudited Pro Forma Combined Statement of Income for the year ended December 31, 1996 gives effect to the acquisition by the Company of the following businesses as if such businesses were acquired on January 1, 1996: the Caremark Facilities; the South Carolina Facilities; the New West Facilities; the Michigan Facilities; the North Carolina Facilities; the Rogosin Facilities; the South Brooklyn Facilities; and other individually insignificant acquisitions consummated during the period January 1, 1997 through January 22, 1998, and individually insignificant acquisitions which were probable as of January 22, 1998. The Unaudited Pro Forma Combined Statement of Income for the year ended December 31, 1996 also gives effect to the Debt Retirement as if it occurred on January 1, 1996.

     The Unaudited Pro Forma Combined Financial Statements are presented for informational purposes only and do not purport to represent what the Company's financial position as of September 30, 1997 or the Company's results of operations for the nine month periods ended September 30, 1997 and 1996 or for the year ended December 31, 1996 would actually have been had the applicable acquisitions and Debt Retirement, in fact, occurred on September 30, 1997, January 1, 1997 or January 1, 1996, respectively, or what the Company's financial position or results of operations will be for any future period. The Unaudited Pro Forma Information should be read in conjunction with the consolidated financial statements and related notes thereto included elsewhere in this Prospectus and the information set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company" included in the Total Renal Care Holdings, Inc. Form 10-K for the year ended December 31, 1996.

                TOTAL RENAL CARE HOLDINGS, INC.
                Unaudited Pro Forma Combined Balance Sheet

                              September 30, 1997
                                (in thousands)

                                          The         North                      South            Other
                                        Company       Carolina     Rogosin      Brooklyn      Insignificant
                                     (Historical)    Facilities   Facilities   Facilities      Acquisitions
Cash and cash equivalents              $ 15,455      $    72      $     4        $    77        $   222
Accounts receivable, net                131,744        2,636        5,519          1,444          1,784
Other current assets                     24,778          488          219            230              4
                                       --------      -------      -------        -------        -------
    Total current assets                171,977        3,196        5,742          1,751          2,010

Property & equipment, net                84,846        4,876        2,911            349          3,731
Intangible assets, net                  286,210            -            -              -              -
Other assets                             11,784          626            -              5              -
                                       --------      -------      -------        -------        -------
                                       $554,817      $ 8,698      $ 8,653        $ 2,105        $ 5,741
                                       ========      =======      =======        =======        =======
Current liabilities                    $ 28,784      $ 3,970      $ 2,190          1,250            915
Long-term debt                          253,880          304            -              -          2,598
                                                                                       -

Other long-term liabilities               2,856        1,483          814              -            100

Minority interest                         7,640            -            -              -              -
Common stock                                 44            -            -             40            120
Additional paid-in capital              260,157            -            -              -          1,510
Notes receivable from
   stockholders                          (2,975)           -            -              -              -
Retained earnings                         4,431        2,941        5,649            815            498
                                       --------      -------      -------        -------        -------
                                       $554,817      $ 8,698      $ 8,653        $ 2,105        $ 5,741
                                       ========      =======      =======        =======        =======


                                                 Pro Forma
                                                Adjustments     Combined

Cash and cash equivalents                       $   (375) (b)  $ 15,455
Accounts receivable, net                          (9,752) (b)   133,375
Other current assets                                (941) (b)    24,778
                                                --------       --------
    Total current assets                         (11,068)       173,608

Property & equipment, net                         (1,680) (b)    95,033
Intangible assets, net                           108,327  (a)   394,537
Other assets                                        (631) (b)    11,784
                                                --------       --------
                                                $ 94,948       $674,962
                                                ========       ========
Current liabilities                               (8,110) (b)  $ 28,999
Long-term debt                                    (2,902) (b)   371,164
                                                 117,284  (a)

Other long-term liabilities                       (2,397) (b)     2,856

Minority interest                                  2,646  (c)    10,286
Common stock                                        (160) (d)        44
Additional paid-in capital                        (1,510) (d)   260,157
Notes receivable from
   stockholders                                        -         (2,975)
Retained earnings                                 (9,903) (d)     4,431
                                                --------       --------
                                                $ 94,948       $674,962
                                                ========       ========

                         TOTAL RENAL CARE HOLDINGS, INC.
              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET


1.  BASIS OF PRESENTATION

  The Unaudited Pro Forma Combined Balance Sheet of Total Renal Care Holdings, Inc. as of September 30, 1997 gives effect to the acquisition of the North Carolina Facilities, the Rogosin Facilities, the South Brooklyn Facilities and other Insignificant Acquisitions, in each case as if such acquisitions were consummated on September 30, 1997. The pro forma adjustments are based on consideration exchanged, including the estimated fair value of assets acquired and liabilities assumed. The actual adjustments, which will be based on valuations of fair value as of the date of acquisition, may differ from those made herein. The Company does not believe the effect of any adjustments would be material.

2.  PRO FORMA ADJUSTMENTS

a) To record the acquisition of the North Carolina Facilities, the Rogosin Facilities, the South Brooklyn Facilities and the other Insignificant Acquisitions as follows (in thousands):

                                                       NORTH                     SOUTH        OTHER
                                                      CAROLINA     ROGOSIN      BROOKLYN   INSIGNIFICANT
                                                     FACILITIES   FACILITIES   FACILITIES   ACQUISITIONS    TOTAL

  Purchase Price                                      $49,300      $18,290      $10,500     $39,194        $117,284
  Net book value of assets acquired                     3,000        1,912          949       3,096           8,957
                                                      -------      -------      -------     -------        --------

  Purchase price allocated to intangible assets       $46,300      $16,378      $ 9,551     $36,098        $108,327
                                                      =======      =======      =======     =======        ========

   The purchase prices of the North Carolina Facilities, the Rogosin Facilities, the South Brooklyn Facilities and the other Insignificant Acquisitions were assumed to be borrowed under the Senior Credit Facility (or will be borrowed, in the case of those acquisitions which are considered probable at January 22, 1998.)

b) To reflect assets and liabilities not acquired by the Company.

c) The Company purchased a less than 100% interest in two partnerships which are consolidated for financial reporting purposes. This entry is to record the minority interest in such partnerships.

d) To eliminate the equity of the acquired businesses.

                        TOTAL RENAL CARE HOLDINGS, INC.
               Unaudited Pro Forma Combined Statement of Income

                     Nine months ended September 30, 1997
                                (in thousands)

                                                                              New West           Michigan           North Carolina
                                                       The Company           Facilities         Facilities            Facilities
                                                     Nine months ended    Three months ended  Four months ended    Nine months ended
                                                     September 30, 1997     March 31, 1997     April 30, 1997     September 30, 1997
                                                        (Historical)         (Historical)       (Historical)         (Historical)
Net operating revenues                                    $307,450             $5,990             $4,800               $16,485
Operating expenses                                         251,703              5,730              4,125                15,454
                                                          --------             ------             ------               -------
Operating income                                            55,747                260                675                 1,031
Interest expense, net                                        7,738                 16                 68                   160

                                                          --------             ------             ------               -------
Income before income taxes,
   minority interests and extraordinary item                48,009                244                607                   871
Income taxes                                                18,255                  4                 21                     -
                                                          --------             ------             ------               -------
Income before minority interest and
   extraordinary item                                       29,754                240                586                   871
Minority interest in income of
   consolidated subsidiaries                                 3,193                  -                  -                     -
                                                          --------             ------             ------               -------
Income before extraordinary item                          $ 26,561             $  240             $  586               $   871
                                                          ========             ======             ======               =======
Income per share before extraordinary item                $   0.59
                                                          ========
Weighted average number of common shares and
   equivalents outstanding                                  45,146
                                                          ========



                                                    Rogosin Facilities         South Brooklyn Facilities
                                                     Nine months ended           Nine months ended
                                                     September 30, 1997          September 30, 1997
                                                        (Historical)               (Historical)
Net operating revenues                                    $13,254                    $5,703
Operating expenses                                         13,351                     5,265
                                                           ------                    ------
Operating income                                              (97)                      438
Interest expense, net                                           -                         -
                                                           ------                    ------
Income before income taxes,
   minority interests and extraordinary item                  (97)                      438
Income taxes                                                    -                        55
                                                           ------                    ------
Income before minority interest and
   extraordinary item                                         (97)                      383
Minority interest in income of
   consolidated subsidiaries                                    -                         -
                                                           ------                    ------
Income before extraordinary item                          $   (97)                   $  383
                                                           ======                    ======
Income per share before extraordinary item

Weighted average number of common shares and equivalents outstanding



                                                           Other
                                                      Insignificant
                                                       Acquisitions             Pro Forma
                                                       (Historical)            Adjustments              Combined
Net operating revenues                                    $28,653               $ (1,534)  (b)          $380,801
Operating expenses                                         25,445                  4,657   (c)           325,730
                                                           ------               --------                --------
Operating income                                            3,208                 (6,191)                 55,071
Interest expense, net                                          10                   (593)  (d)            18,098
                                                                                  10,699   (e)
                                                           ------               --------                --------
Income before income taxes,
   minority interests and extraordinary item                3,198                (16,297)                 36,973
Income taxes                                                  512                 (5,092)  (f)            13,755
                                                           ------               --------                --------
Income before minority interest and
   extraordinary item                                       2,686                (11,205)                 23,218
Minority interest in income of
   consolidated subsidiaries                                    -                    (17)  (g)             3,176
                                                           ------               --------                --------
Income before extraordinary item                           $2,686               $(11,188)               $ 20,042
                                                           ======               ========                ========
Income per share before extraordinary item
                                                                                                        $   0.44
                                                                                                        ========
Weighted average number of common shares and
   equivalents outstanding                                                                                45,146
                                                                                                        ========


                        TOTAL RENAL CARE HOLDINGS, INC.
               Unaudited Pro Forma Combined Statement of Income

                     Nine months ended September 30, 1996
                                (in thousands)

                                                                            Caremark         South Carolina         New West
                                         The Company                        Facilities          Facilities          Facilities
                                      Nine months ended                  Two months ended    Two months ended    Nine months ended
                                      September 30, 1996     Debt        February 28, 1996   February 28, 1996   September 30, 1996
                                         (Historical)     Retirement (a)    (Historical)       (Historical)        (Historical)
Net operating revenues                     $188,153         $    --          $7,805               $1,133              $17,162

Operating expenses                          153,920              --           8,250                1,055               15,501
                                           --------          ------          ------               ------              -------

Operating income                             34,233              --            (445)                  78                1,661

Interest expense, net                         3,862            (804)            127                   (1)                  37
                                           --------          ------          ------               ------              -------
Income before income taxes,
 minority interests and
 extraordinary item                          30,371             804            (572)                  79                1,624

Income taxes                                 11,537              --            (232)                  --                   26
                                           --------          ------          ------               ------              -------
Income before minority interest
 and extraordinary item                      18,834             804            (340)                  79                1,598

Minority interest in income of
 consolidated subsidiaries                    2,296              --              --                   --                   --
                                           --------          ------          ------               ------              -------
Income before extraordinary item           $ 16,538          $  804          $ (340)              $   79              $ 1,598
                                           ========          ======          ======               ======              =======
Income per share before
 extraordinary item                        $   0.39
                                           ========
Weighted average number of common
 shares and equivalents outstanding          42,348
                                           ========

                                      Michigan         North Carolina          Rogosin                South Brooklyn
                                     Facilities          Facilities           Facilities                Facilities
                                 Nine months ended    Nine months ended     Nine months endedended   Nine months ended
                                 September 30, 1996   September 30, 1996   September 30, 1996, 1996  September 30, 1996
                                    (Historical)         (Historical)         (Historical)   )         (Historical)

Net operating revenues                $10,298              $15,020               $12,493                 $4,899

Operating expenses                      9,108               13,090                11,277                  4,864
                                      -------              -------               -------                 --------

Operating income                        1,190                1,930                 1,216                     35

Interest expense, net                      18                  216                    --                     --

                                      -------              -------               -------                 --------
Income before income taxes,
 minority interests and
 extraordinary item                     1,172                1,714                 1,216                     35

Income taxes                               35                   --                    --                      8
                                      -------              -------               -------                --------
Income before minority interest
 and extraordinary item                 1,137                1,714                 1,216                     27

Minority interest in income of
 consolidated subsidiaries                 --                   --                    --                     --
                                      -------              -------               -------                --------
Income before extraordinary item      $ 1,137              $ 1,714               $ 1,216                $    27
                                      =======              =======               =======                ========
Income per share before
 extraordinary item

Weighted average number of common
 shares and equivalents outstanding

                                  Other
                                  Insignificant
                                  Acquisitions   Pro Forma
                                  (Historical)  Adjustments   Combined

Net operating revenues              $39,527     $    (67) (b) $296,423

Operating expenses                   36,587        6,912  (c)  260,564
                                    -------     --------      --------

Operating income                      2,940       (6,979)       35,859

Interest expense, net                    62         (606) (d)   17,284
                                         --       14,373  (e)       --
                                    -------     --------      --------
Income before income taxes,
 minority interests and
 extraordinary item                   2,878      (20,746)       18,575

Income taxes                            370       (5,052) (f)    6,692
                                    -------     --------      --------
Income before minority interest
 and extraordinary item               2,508      (15,694)       11,883

Minority interest in income of
 consolidated subsidiaries               --           (2) (g)    2,294
                                    -------     --------      --------
Income before extraordinary item    $ 2,508     $(15,692)     $  9,589
                                    =======     ========      ========
Income per share before
 extraordinary item                                           $   0.22
                                                              ========
Weighted average number of common
 shares and equivalents outstanding                  800  (h)   43,148
                                                ========      ========

                        TOTAL RENAL CARE HOLDINGS, INC.
               Unaudited Pro Forma Combined Statement of Income

                         Year ended December 31, 1996
                                (in thousands)

                                                                                                 Caremark         South Carolina
                                                                                                Facilities          Facilities
                                                        The Company                          Two months ended    Two months ended
                                                      December 31, 1996         Debt        February 28, 1996   February 28, 1996
                                                        (Historical)        Retirement(a)      (Historical)        (Historical)
Net operating revenues                                     $272,947             $   -             $7,805              $1,133
Operating expenses                                          224,118                 -              8,250               1,055
                                                           --------             -----             ------              ------
Operating income                                             48,829                 -               (445)                 78
Interest expense, net                                         5,175              (804)               127                  (1)
                                                           --------             -----             ------              ------
Income before income taxes,
   minority interests and extraordinary item                 43,654               804               (572)                 79
Income taxes                                                 16,351                 -               (232)                  -
                                                           --------             -----             ------              ------
Income before minority interest and
   extraordinary item                                        27,303               804               (340)                 79
Minority interest in income of
   consolidated subsidiaries                                  3,578                 -                  -                   -
                                                           --------             -----             ------              ------
Income before extraordinary item                           $ 23,725             $ 804             $ (340)             $   79
                                                           ========             =====             ======              ======
Income per share before extraordinary item                 $    .55
                                                           ========
Weighted average number of common shares and
   equivalents outstanding                                   42,988
                                                           ========

                                                           New West            Michigan          North Carolina
                                                          Facilities          Facilities           Facilities
                                                       December 31, 1996   December 31, 1996    December 31, 1996
                                                         (Historical)        (Historical)         (Historical)
Net operating revenues                                     $22,883             $13,730              $17,301
Operating expenses                                          20,668              12,144               16,179
                                                           -------             -------              -------
Operating income                                             2,215               1,586                1,122
Interest expense, net                                           48                  24                  215
                                                           -------             -------              -------
Income before income taxes,
   minority interests and extraordinary item                 2,167               1,562                  907
Income taxes                                                    34                  47                    -
                                                           -------             -------              -------
Income before minority interest and
   extraordinary item                                        2,133               1,515                  907
Minority interest in income of
   consolidated subsidiaries                                     -                   -                    -
                                                           -------             -------              -------
Income before extraordinary item                           $ 2,133             $ 1,515              $   907
                                                           =======             =======              =======
Income per share before extraordinary item

Weighted average number of common shares and equivalents outstanding

                                                           Rogosin           South Brooklyn         Other
                                                          Facilities          Facilities        Insignificant
                                                      December 31, 1996     December 31, 1997    Acquisitions
                                                         (Historical)         (Historical)       (Historical)
Net operating revenues                                      $16,816           $  6,932          $ 52,702
Operating expenses                                           15,476              6,972            48,782
                                                            -------           --------          --------
Operating income                                              1,340                (40)            3,920
Interest expense, net                                             -                  -                82
                                                            -------           --------          --------
Income before income taxes,
   minority interests and extraordinary item                  1,340                (40)            3,838
Income taxes                                                      -                  8               493
                                                            -------           --------          --------
Income before minority interest and
   extraordinary item                                         1,340                (48)            3,345
Minority interest in income of
   consolidated subsidiaries                                      -                  -                 -
                                                            -------           --------          --------
Income before extraordinary item                            $ 1,340           $    (48)         $  3,345
                                                             ======           ========          ========


                                                                        Pro Forma
                                                                       Adjustments                             Combined
Net operating revenues                                                   $   (66)        (b)                   $412,183
Operating expenses                                                         9,047         (c)                    362,691
                                                                        --------                               --------
Operating income                                                          (9,113)                                49,492
Interest expense, net                                                       (764)        (d)                     23,266
                                                                          19,164         (e)
                                                                        --------                               --------
Income before income taxes,
   minority interests and extraordinary item                             (27,513)                                26,226
Income taxes                                                              (7,458)        (f)                      9,243
                                                                        --------                               --------
Income before minority interest and
   extraordinary item                                                    (20,055)                                16,983
Minority interest in income of
   consolidated subsidiaries                                                  (9)        (g)                      3,569
                                                                        --------                               --------
Income before extraordinary item                                        $(20,046)                              $ 13,414
                                                                        ========                               ========
Income per share before extraordinary item                                                                     $   0.31
                                                                                                               ========
Weighted average number of common shares and
   equivalents outstanding                                                   800         (h)                     43,788
                                                                        ========                               ========

                        TOTAL RENAL CARE HOLDINGS, INC.
          NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME


1. BASIS OF PRESENTATION

  The Unaudited Pro Forma Combined Statement of Income for the nine months ended September 30, 1997 gives effect to the acquisition by the Company of the New West Facilities, the Michigan Facilities, the North Carolina Facilities, the Rogosin Facilities, the South Brooklyn Facilities and other individually insignificant acquisitions consummated during the period January 1, 1997 through January 22, 1998, and individually insignificant acquisitions which were probable as of January 22, 1998, in each case as if such acquisitions were consummated on January 1, 1997.

  The Unaudited Pro Forma Combined Statement of Income for the nine months ended September 30, 1996 gives effect to the acquisition by the Company of the Caremark Facilities, the South Carolina Facilities, the New West Facilities, the Michigan Facilities, the North Carolina Facilities, the Rogosin Facilities, the South Brooklyn Facilities and other individually insignificant acquisitions consummated during the period January 1, 1997 through January 22, 1998, and individually insignificant acquisitions which were probable as of January 22, 1998, in each case as if such acquisitions were consummated on January 1, 1996. The Unaudited Pro Forma Combined Statement of Income for the nine months ended September 30, 1996 also gives effect to the Debt Retirement as if such transaction occurred on January 1, 1996.

  The Unaudited Pro Forma Combined Statement of Income for the year ended December 31, 1996 gives effect to the acquisition by the Company of the Caremark Facilities, the South Carolina Facilities, the New West Facilities, the Michigan Facilities, the North Carolina Facilities, the Rogosin Facilities, the South Brooklyn Facilities and other individually insignificant acquisitions consummated during the period January 1, 1997 through January 22, 1998, and individually insignificant acquisitions which were probable as of January 22, 1998, in each case as if such acquisitions were consummated on January 1, 1996. The Unaudited Pro Forma Combined Statement of Income for the year ended December 31, 1996 also gives effect to the Debt Retirement as if such transaction occurred on January 1, 1996.

  The pro forma adjustments are based on consideration exchanged, including the estimated fair value of assets acquired and liabilities assumed. The actual adjustments, which will be based on valuations of fair value as of the date of acquisition, may differ from those made herein. The Company does not believe the effect of any adjustments would be material.

  Net income per common share data and weighted average number of common shares and equivalents outstanding for the nine month periods ended September 30, 1997 and 1996 and for the year ended December 31, 1996 have been retroactively restated to reflect the five-for-three stock split which occurred in October 1997.

2. PRO FORMA ADJUSTMENTS

(a) To reflect the Debt Retirement as if it occurred on January 1, 1996 by recording the pro forma effect of the reduction in interest expense. The Company retired the remaining 12% senior subordinated discount notes for $68,499,000 including consent payments of $1,100,000. These repurchases resulted in an extraordinary loss of $7.7 million.

(b)  To eliminate management fees earned by the combined entities.

(c) To amortize goodwill, non-compete agreements and patient charts resulting from the acquisitions on a straight-line basis over 25 to 40, 10 and 7 years, respectively.

(d)  To eliminate interest expense on borrowings not assumed by the Company.

(e) To record interest expense resulting from acquisitions funded by borrowings from the senior credit facility with an assumed interest rate of 8% and assuming that all acquisitions during the period were funded by borrowings as discussed in Note a) in the Notes to Unaudited Proforma Combined Balance Sheet.

(f)  To record income tax effects related to the pro forma adjustments.

(g) To record the minority interest in income from two partnerships acquired (see note (c) to the Unaudited Pro Forma Combined Balance Sheet).

(h) Income per share and weighted average number of common shares and equivalents outstanding assume that shares issued in the April 3, 1996 Secondary Offering (the "Secondary Offering"), to the extent that cash generated from such shares, were used to purchase facilities and were outstanding from January 1, 1996 to the date of the Secondary Offering as follows:

     Caremark Facilities                            1,560,000
     South Carolina Facilities                        359,000

     Share amounts were derived by taking the total purchase price of each significant acquisition divided by the proceeds per share from the Secondary Offering of $31.42 per share. As these acquisitions took place in March 1996, these shares were factored into the weighted average number of common shares and equivalents outstanding for an additional three months.

                        TOTAL RENAL CARE HOLDINGS, INC.
                               INDEX TO EXHIBIT

Number                           Description of Exhibit                            Page
                                                                                  Number
 23.1          Consent of Maier Markey & Menashi LLP.